SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the
                    Securities Exchange Act of 1934
                           (Amendment No.   )



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section mark)240.14a-11(c) or (section mark)240.14a-12



                    VANGUARD CELLULAR SYSTEMS, INC.
            (Name of Registrant as Specified In Its Charter)



              Richard Rowlenson, 2002 Pisgah Church Road,
            Suite 300, Greensboro, North Carolina 27455-3314
               (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4)  Proposed maximum aggregate value of transaction:


[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

          (VANGUARD CELLULAR SYSTEMS, INC.(R) LOGO APPEARS HERE)

March 26, 1996
To the Shareholders of
Vanguard Cellular Systems, Inc.:
     I am pleased to invite you to the Annual Meeting of Shareholders of your Company to be held on Wednesday, May 1, 1996. The Notice of the meeting and a Proxy Statement relating to matters to be considered at the meeting are attached. A proxy card and return envelope are enclosed. The shareholders are being asked to consider and approve the election of certain members of the Board of Directors and a stock option plan for non-employee directors and to ratify the selection of Arthur Andersen & Co. as the Company's independent auditors. These proposals are discussed in detail in the enclosed Proxy Statement.
     You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the proxy card in the postpaid return envelope so that your vote may be counted.
     Information relating to the Company's activities and operations during the fiscal year ended December 31, 1995, is contained in the Company's Annual Report, which is enclosed.
                                          Sincerely,
                                          (Signature of Haynes G. Griffin)
                                          Haynes G. Griffin
                                          PRESIDENT

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                        VANGUARD CELLULAR SYSTEMS, INC.
TO THE SHAREHOLDERS OF VANGUARD CELLULAR SYSTEMS, INC.:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of VANGUARD CELLULAR SYSTEMS, INC. will be held at the Greensboro Hilton, 304 N. Greene St., Virginia Ballroom, Greensboro, North Carolina on Wednesday, May 1, 1996, at 9:30 a.m. for the following purposes:
     1. To elect three Class III nominees to the Board of Directors, to serve a three-year term, until the 1999 Annual Meeting of Shareholders;
     2. To approve the 1996 Stock Option Plan for Non-Employee Directors;
     3. To ratify appointment of Arthur Andersen & Co. as auditors for the present year; and
     4. To consider and act upon any other business that may come before the meeting or any adjournment thereof.
     All shareholders are invited to attend the meeting. Only those shareholders of record as of the close of business on March 15, 1996, shall be entitled to notice of and to vote at the meeting. It is important that your stock be represented at this meeting in order that the presence of a quorum may be assured.
     ENCLOSED IS A PROXY CARD WHICH YOU ARE URGED TO SIGN AND RETURN IN THE POSTPAID RETURN ENVELOPE.
                                          By Order of the Board of Directors
                                          (Signature of Stephen R. Leeolou)
                                          Stephen R. Leeolou
                                          SECRETARY
March 26, 1996

                        VANGUARD CELLULAR SYSTEMS, INC.
                                PROXY STATEMENT
     This Proxy Statement is furnished to the shareholders of Vanguard Cellular Systems, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 1, 1996. The address of the Company's principal executive offices is 2002 Pisgah Church Road, Suite 300, Greensboro, North Carolina 27455-3314. The approximate date on which this Proxy Statement and the enclosed proxy were first sent or given to shareholders was March 26, 1996.
     The enclosed proxy is being solicited by the Board of Directors of the Company. A shareholder who executes the accompanying proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending and voting in person. All shares represented by valid proxies received pursuant to this solicitation prior to the meeting and not revoked before their exercise will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. If no direction is made in the proxy, the shares will be voted for the nominees for director named in this Proxy Statement and for the other proposals described herein.
     The cost of solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegram by directors, officers and employees of the Company. It is not expected that any compensation will be paid for the solicitation of proxies, but brokers and other custodians, nominees or fiduciaries may be reimbursed for their expenses in forwarding proxy materials to principals and obtaining their proxies.
                         VOTING SECURITIES OUTSTANDING
     Only shareholders of record as of the close of business on March 15, 1996, will be entitled to notice of and to vote at the Annual Meeting. On such date, the Company had 41,312,053 shares of Class A Common Stock, par value $0.01 per share ("Common Stock"), issued and outstanding. There are no other voting securities outstanding. Each share is entitled to one vote.
                                       1

     The following are the only persons known to the Company who beneficially owned more than five percent of the Company's outstanding Common Stock:

                                                                             BENEFICIAL OWNERSHIP (1)(2)
NAME AND ADDRESS                                                                SHARES         PERCENT
FMR Corp.                                                                     5,069,150(3)     12.27%
  82 Devonshire Street
  Boston, MA 02109
The Capital Group Companies, Inc.                                             2,483,600(4)      6.00%
  333 South Hope Street
  Los Angeles, CA 90071
The Equitable Companies Incorporated                                          4,148,306(5)     10.00%
  787 Seventh Avenue
  New York, NY 10019
Stuart S. Richardson                                                          2,131,525(6)      5.15%
  c/o Lexington Global Asset Managers, Inc.
  Park 80 West, Plaza Two
  Saddle Brook, NJ 07663

(1) The descendants of Lunsford Richardson, Sr., their spouses, trusts and corporations in which they have interests and charitable organizations established by such descendants (collectively referred to as the "Richardson Family") beneficially own approximately 9,707,853 shares or 23.25% of the Company's Common Stock and consequently may, if they act in concert, be in a position to control the management and the affairs of the Company. Such number of shares includes 438,250 shares which members of the Richardson Family have the right to acquire under presently exercisable options granted to them under Company stock option plans. The individuals and institutions constituting the Richardson Family have differing interests and may not necessarily vote their shares in the same manner. Furthermore, trustees and directors have fiduciary obligations (either individually or jointly with other fiduciaries) under which they must act on the basis of fiduciary requirements which may dictate positions that differ from their personal interests.
(2) Unless otherwise indicated, all shares are owned of record by the persons named and the beneficial ownership consists of sole voting power and sole investment power.
(3) Ownership as of December 31, 1995 as reported to the Company on a Schedule 13G dated February 14, 1996. Certain of these shares may be deemed to be beneficially owned by Fidelity Management & Research Company and by Fidelity Management Trust Company, both wholly-owned subsidiaries of FMR Corp. ("FMR"), and by Edward C. Johnson 3d, Chairman of FMR. According to the
    Schedule 13G, Mr. Johnson, FMR and these subsidiaries may be deemed to exercise sole investment power as to all such shares and sole voting power as to 19,000 shares.
(4) Ownership as of December 29, 1995 as reported to the Company on a Schedule 13G dated February 9, 1996. These shares may be deemed to be beneficially owned by Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc. ("Capital"). According to the Schedule 13G, these subsidiaries of Capital may be deemed to exercise sole voting power as to 791,000 shares and sole investment power as to all such shares.
(5) Ownership as of December 31, 1995 as reported to the Company on a Schedule 13G dated February 9, 1996. These shares may be deemed to be beneficially owned by a group consisting of The Equitable Companies Incorporated ("Equitable"), AXA (a French holding company), and five French mutual insurance companies consisting of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances
                                       2

    I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle and Uni Europe Assurance Mutuelle. According to the Schedule 13G, the group may be deemed to exercise sole voting power as to 4,106,581 shares, sole investment power as to 4,148,031 shares and shared investment power as to 275 shares.
(6) Ownership as of March 15, 1996. Includes 88,750 shares that Mr. Richardson has the right to acquire under presently exercisable stock options granted to him under Company stock option plans; 1,350 shares owned by Mr. Richardson's spouse; 372,882 shares held by the H. Smith Richardson Testamentary Trust, 1,020,292 shares held by the Smith Richardson Foundation and 395,542 shares held by the Grace Jones Richardson Testamentary Trust, of which Mr. Richardson is a trustee; and 160,247 shares held by various other trusts of which Mr. Richardson is also a trustee. The shares shown as beneficially owned do not include 59,160 shares held in trusts for the benefit of his children. Mr. Richardson denies beneficial ownership of the shares held by such trusts. The shares shown also do not include 130,665 shares held by trusts of which Mr. Richardson may be deemed to share investment power, but exercise no voting power, and 16,550 shares that may be deemed beneficially owned by his spouse. Mr. Richardson denies beneficial ownership of the shares owned by his spouse and the shares that may be deemed beneficially owned by his spouse.
                                       3

                        SECURITY OWNERSHIP OF MANAGEMENT
     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock, as of March 15, 1996, by its directors, nominees for election as directors, the executive officers named in the Summary Compensation Table and by all directors, nominees and officers as a group.

                                                                                     AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER                                                        OF BENEFICIAL OWNERSHIP (1)    PERCENT
Stuart S. Richardson.........................................................            2,131,525(2)           5.15  %
Haynes G. Griffin............................................................            1,240,405(3)           2.98  %
Stephen R. Leeolou...........................................................            1,352,351(4)           3.25  %
L. Richardson Preyer, Jr.....................................................            1,348,333(5)           3.24  %
Stephen L. Holcombe..........................................................              107,503(6)            *
Richard C. Rowlenson.........................................................              121,684(7)            *
F. Cooper Brantley...........................................................               19,198               *
Doris R. Bray................................................................                4,800(8)            *
Robert M. DeMichele..........................................................            1,031,542(9)           2.50  %
L. Richardson Preyer, Sr.....................................................               93,337(10)           *
Robert A. Silverberg.........................................................              160,921(11)           *
All Directors, Nominees and Officers as a group (14 persons).................            6,891,091(12)         16.12  %

  * Represents less than 1%
 (1) Unless otherwise indicated, all shares are owned of record by the persons named and the beneficial ownership consists of sole voting power and sole investment power.
 (2) For a detailed description of the nature of Mr. Richardson's beneficial ownership, see "Voting Securities Outstanding."
 (3) Includes 345,000 shares that Mr. Griffin has the right to acquire under presently exercisable stock options granted to him under Company stock option plans. Also includes 5,271 shares owned by Mr. Griffin's spouse as to which he shares voting and investment power. Does not include 18,321 shares held by trusts, the sole beneficiaries of which are Mr. Griffin's sons and the trustee of which is Mr. Griffin's brother. Mr. Griffin denies beneficial ownership of the foregoing shares owned by his spouse and held by such trusts. The shares shown also do not include 73,555 shares held by a trust of which Mr. Griffin may be deemed to share investment power, but exercises no voting power.
 (4) Includes 345,000 shares that Mr. Leeolou has the right to acquire under presently exercisable stock options granted to him under Company stock option plans. Does not include 27,723 shares held by trusts, the sole beneficiaries of which are Mr. Leeolou's children and the trustee of which is Mr. Leeolou's brother. Mr. Leeolou denies beneficial ownership of the shares held by these trusts. The shares shown also do not include 48,868 shares held by a trust of which Mr. Leeolou may be deemed to share investment power, but exercise no voting power.
                                       4

 (5) Includes 345,000 shares that Mr. Preyer has the right to acquire under presently exercisable stock options granted to him under Company stock option plans. Also includes 12,061 shares owned by Mr. Preyer's spouse as to which he shares voting and investment power. Does not include 56,193 shares held by trusts, the sole beneficiaries of which are Mr. Preyer's children and the trustee of which is Mr. Preyer's sister. Mr. Preyer denies beneficial ownership of the foregoing shares owned by his spouse and held by such trusts. The shares shown also do not include 98,533 shares held by a trust of which Mr. Preyer may be deemed to share investment power, but exercise no voting power.
 (6) Includes 94,500 shares that Mr. Holcombe has the right to acquire under presently exercisable options granted to him under Company stock option plans.
 (7) Includes 71,999 shares that Mr. Rowlenson has the right to acquire under presently exercisable options granted to him under Company stock option plans. Also includes 24,417 shares owned by Mr. Rowlenson's spouse as to which he shares voting and investment power. Does not include 7,370 shares held by trusts, the sole beneficiaries of which are Mr. Rowlenson's children and the trustee of which is Mr. Rowlenson's brother-in-law. Mr. Rowlenson denies beneficial ownership of the foregoing shares owned by his spouse and held by such trusts.
 (8) Includes 4,500 shares that Mrs. Bray has the right to acquire under presently exercisable options granted to her under Company stock option plans.
 (9) Includes 4,500 shares that Mr. DeMichele has the right to acquire under presently exercisable options granted to him under Company stock option plans and 1,020,292 shares held by the Smith Richardson Foundation, of which Mr. DeMichele serves as one of eight trustees. The shares held by the Smith Richardson Foundation are also reported as beneficially owned by Stuart S. Richardson. Mr. DeMichele denies beneficial ownership of the shares held by such foundation.
(10) Includes 4,500 shares that Mr. Preyer has the right to acquire under presently exercisable options granted to him under Company stock option plans and 30,545 shares held by Mr. Preyer's spouse. Mr. Preyer denies beneficial ownership of the foregoing shares owned by his spouse.
(11) Includes 45,486 shares that represent Mr. Silverberg's pro rata ownership of Common Stock owned by a corporation of which he is an officer, director and principal shareholder. Of the shares shown as beneficially owned by Mr. Silverberg, he exercises shared voting and investment power with respect to 45,486 shares and sole voting and investment power with respect to 115,435 shares.
(12) Includes 1,444,248 shares that directors and officers have the right to purchase under presently exercisable options granted to them under Company stock option plans.
     Under federal securities laws, the Company's directors, its executive officers, and any persons holding more than 10 percent of the Company's stock are required to report their ownership of the Company's stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during fiscal 1995. All of these filing requirements were satisfied by its directors, officers and 10 percent holders. In making these statements, the Company has relied on the written representations of its directors, officers and 10 percent holders and copies of the reports that they have filed with the Commission.
                                       5

                             ELECTION OF DIRECTORS
     It is intended that the persons named in the accompanying proxy will vote for the three nominees listed below for directors, unless the authority so to vote is withheld. A plurality of the votes cast is required to elect each director, and, as a result, abstentions and broker nonvotes will not affect the election results if a quorum is present. In the event that any nominee should not be available to serve for any reason, the proxy holders may vote for substitute nominees designated by the Board of Directors. The Board of Directors has no reason to believe any of the nominees named below will be unavailable to serve as a member of the Board of Directors. All three nominees are presently members of the Board of Directors of the Company.
     The Board of Directors of the Company is divided into three classes: Class I, Class II and Class III. In accordance with this classification, the members of Class III of the Board of Directors are to be elected at this Annual Meeting. If elected, the nominees will serve until the 1999 Annual Meeting of Shareholders. The directors designated as Class I have been previously elected to serve until the 1997 Annual Meeting of Shareholders and the directors designated as Class II have been previously elected to serve until the 1998 Annual Meeting of Shareholders.

                                                                                                           DIRECTOR
NAME, AGE AND PRINCIPAL OCCUPATION FOR LAST FIVE YEARS                                                      SINCE
NOMINEES FOR THREE-YEAR TERM (CLASS III)
Robert M. DeMichele, 51, President, Chief Executive Officer and Director of Lexington Global Asset           1987
  Managers, Inc., a diversified financial services holding company, 1995-present; President, Chief
  Executive Officer and Director of Piedmont Management Company, Inc., a diversified financial services holding company 1981-1995; director, The Navigators Group, Inc. and Chartwell Reinsurance Co.
Stephen R. Leeolou, 40, Executive Vice President and Chief Operating Officer, and Secretary of the           1984
  Company, 1984-present.
L. Richardson Preyer, Jr., 48, Vice Chairman of the Board, Executive Vice President, Treasurer and           1984
  Assistant Secretary of the Company, 1984-present.
CONTINUING DIRECTORS (CLASS I)
Doris R. Bray, 58, Partner, Schell Bray Aycock Abel & Livingston, L.L.P. (Attorneys at Law),                 1994
  1987-present; director, Cone Mills Corporation.
Stuart S. Richardson, 49, Chairman of the Board of the Company, 1985-present; Chairman of the Board of       1985
  Lexington Global Asset Managers, Inc., 1995-present; executive of Piedmont Management Company, Inc.,
  1985-1995, Vice Chairman, 1986-1995; director, Chartwell Reinsurance Co.
Robert A. Silverberg, 61, Executive Vice President and Director of Vectra Bank, 1995-present; Chairman       1985
  of the Board and President of First Denver Corporation and Chairman of the Board of its subsidiary,
  First National Bank of Denver, 1981-1995; President and Chairman of the Board of 181 Realty Company,
  Inc., a commercial real estate holding company, 1968-present.
CONTINUING DIRECTORS (CLASS II)
F. Cooper Brantley, 48, Member, Adams Kleemeier Hagan Hannah & Fouts L.L.P. (Attorneys at Law),              1995
  1981 -- present; formerly President of Brantley Communications, Inc., a cellular system owner and operator.
Haynes G. Griffin, 49, President and Chief Executive Officer of the Company, 1984-present; director,         1984
  Lexington Global Asset Managers, Inc. and Geotek Communications, Inc.
L. Richardson Preyer, Sr., 77, Distinguished Fellow in Public Policy, University of North Carolina at        1985
  Greensboro, 1981-1992; director, Lexington Global Asset Managers, Inc.

                                       6

     During 1995, there were six meetings of the Board of Directors of the Company. Each of the directors attended more than 75% of the total number of meetings of the Board of Directors and of committees of which he or she is a member.
     The Board of Directors has a Compensation Committee that met six times during 1995. See "Executive Compensation" -- "Compensation Committee Report on Executive Compensation" and "Compensation Committee Interlocks and Insider Participation".
     The Board of Directors has an Audit Committee that confers with the Company's independent auditors and reviews the scope of auditing of the Company's books and accounts and reports submitted by the officers. The Committee also reviews, with the independent auditors and appropriate Company personnel, procedures and methods employed in connection with the Company's internal audit program and management policies relating to such program. The Audit Committee met twice during 1995. Members of the Audit Committee are Robert
A. Silverberg, Chairman, Robert M. DeMichele, and F. Cooper Brantley.
     The Company has no standing Nominating Committee.
                             EXECUTIVE COMPENSATION
SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
     The following table sets forth cash and certain other compensation paid or accrued by the Company for its chief executive officer and the four other most highly compensated executive officers (the "Named Executive Officers") for the years ended December 31, 1995, 1994 and 1993, respectively:
                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM COMPENSATION
                                                      ANNUAL COMPENSATION                  AWARDS
                                                                                                           PAYOUTS
                                                                          (E)         (F)         (G)
                                                                         OTHER     RESTRICTED  SECURITIES    (H)         (I)
                  (A)                             (C)         (D)        ANNUAL      STOCK     UNDERLYING   LTIP         ALL
                NAME AND                 (B)     SALARY      BONUS      COMPEN-     AWARD(S)    OPTIONS    PAYOUTS  OTHER COMPEN-
           PRINCIPAL POSITION            YEAR     ($)         ($)      SATION ($)     ($)        (1)(#)      ($)    SATION ($)(2)
Haynes G. Griffin                        1995     393,000                      --         --     150,000       --       4,500
  President and Chief Executive Officer  1994     378,000     200,000          --         --     225,000       --       4,500
                                         1993     350,000     170,000          --         --     150,000       --       2,249
Stephen R. Leeolou                       1995     353,000                      --         --     150,000       --       4,500
  Executive Vice President and Chief     1994     340,200     200,000          --         --     225,000       --       4,500
  Operating Officer                      1993     315,000     170,000          --         --     150,000       --       2,249
L. Richardson Preyer, Jr.                1995     342,000                      --         --     150,000       --       4,500
  Executive Vice President and Treasurer 1994     329,400     180,000          --         --     225,000       --       4,500
                                         1993     305,000     170,000          --         --     150,000       --       2,249
Stephen L. Holcombe                      1995     173,000                      --         --      45,000       --       4,500
  Senior Vice President and Chief        1994     162,000      70,000          --         --      44,999       --       4,500
  Financial Officer                      1993     150,000      40,000          --         --      30,000       --       1,369
Richard C. Rowlenson                     1995     173,000                      --         --      45,000       --       4,500
  Senior Vice President and General      1994     162,000      70,000          --         --      44,999       --       4,500
  Counsel                                1993     150,000      40,000          --         --      30,000       --       1,369

(1) Options were granted under Company stock option plans.
(2) Amounts shown represent the Company's contribution to its 401(k) Plan.
                                       7

STOCK OPTIONS
     The following table provides details regarding stock options granted to the Named Executive Officers during 1995.
                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE VALUE AT
                                             (B)            (C)                                     ASSUMED ANNUAL RATES OF STOCK
                                          NUMBER OF      % OF TOTAL        (D)                      APPRECIATION FOR OPTION TERM
                                          SECURITIES      OPTIONS       EXERCISE                                 (3)
                                          UNDERLYING     GRANTED TO      OR BASE        (E)
                  (A)                      OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION     (F)        (G)          (H)
                 NAME                      GRANTED      FISCAL YEAR     ($/SHARE)       DATE       0%($)      5%($)       10%($)
Haynes G. Griffin                           150,000(1)      16.66         25.125       3/06/05       0      2,370,147    6,006,417
Stephen R. Leeolou                          150,000(1)      16.66         25.125       3/06/05       0      2,370,147    6,006,417
L. Richardson Preyer, Jr.                   150,000(1)      16.66         25.125       3/06/05       0      2,370,147    6,006,417
Stephen L. Holcombe                          45,000(2)        5.0         25.125       3/06/05       0        711,044    1,801,925
Richard C. Rowlenson                         45,000(2)        5.0         25.125       3/06/05       0        711,044    1,801,925

(1) Includes 7,171 incentive stock options and 142,829 non-qualified stock options granted under Company stock option plans. Incentive options vest over a 2-year period beginning 3/07/99 and non-qualified options vest over a 5-year period beginning 3/07/96.
(2) Includes 3,980 incentive stock options and 41,020 non-qualified stock options granted under Company stock option plans. Incentive options vest on 3/07/00 and non-qualified options vest over a 5-year period beginning 3/07/96.
(3) As required by Securities and Exchange Commission, the amounts shown assume a 5% and 10% annual rate of appreciation on the price of the Company's Common Stock throughout a 10 year option term. There can be no assurance that the rate of appreciation assumed for purposes of this table will be achieved. The actual value of the stock options to the Named Executive Officers and all optionees as a group will depend on the future price of the Company's Common Stock. As reflected in the column which assumes a 0% rate of appreciation, the options will have no value to the Named Executive Officers if the price of the Company's Common Stock does not increase above the exercise price of the options. If the price of the Company's Common Stock increases, all shareholders will benefit commensurately with the Named Executive Officers. On December 29, 1995, the last trading day of 1995, there were 41,312,053 shares of Common Stock outstanding and the closing sales price of the Common Stock as reported on NASDAQ was $20.25. Using the same Assumed Annual Rates of Stock Price Appreciation for the Option Term to arrive at Potential Realizable Value shown in the table above, the gain to all shareholders as a group at the 5% and 10% rates would be $526,113,795 and $1,333,275,653, respectively. The amount of the gain to all Named Executive Officers as a percent of the gain to all shareholders under these scenarios would be approximately 1.62%.
                                       8

OPTION EXERCISES AND HOLDINGS
     The following table shows stock options exercised by the Named Executive Officers during 1995, including the aggregate value of gains on the date of exercise (the "Value Realized"). In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1995. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.
   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                (A)                       (B)               (C)              (D)           (D)           (E)           (E)
                                                                                                        VALUE OF UNEXERCISED
                                                                            NUMBER OF SECURITIES            IN-THE-MONEY
                                                                           UNDERLYING UNEXERCISED    OPTIONS AT YEAR-END ($)(1)
                                    SHARES ACQUIRED                       OPTIONS AT YEAR-END (#)
               NAME                 ON EXERCISE (#)  VALUE REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
Haynes G. Griffin                       126,193           2,780,032        345,000       435,000      1,679,940       607,500
Stephen R. Leeolou                      163,824           3,609,043        345,000       435,000      1,679,940       607,500
L. Richardson Preyer, Jr.               163,824           3,609,043        345,000       435,000      1,679,940       607,500
Stephen L. Holcombe                          --                  --         86,914       156,084        534,166       214,281
Richard C. Rowlenson                         --                  --         62,999       112,500        203,989       175,886

(1) The closing sales price of the Common Stock on December 29, 1995, the last trading day of 1995, was $20.25 as reported on NASDAQ.
DIRECTORS' FEES
     Five of the nine present directors are not salaried employees of the Company. For their services, those directors are paid a retainer at an annual rate of $12,000 plus $1,000 for the first in-person Board or Board Committee meeting in any one day, and $500 per day for each telephonic meeting or for each additional meeting on the same day. Salaried employees receive no additional compensation for their services as directors.
EMPLOYMENT AND OTHER RELATED AGREEMENTS
     As of March 1, 1995, the Company entered into three-year employment agreements with Messrs. Griffin, Preyer, Jr., and Leeolou effectively extending existing agreements that expired on February 28, 1995. Following the initial three-year term, the agreements continue from year to year until terminated by either party on one year's notice. Each agreement provides for continuation of salary and benefits for the remaining term of the agreement if employment is terminated by the Company "other than for cause" as defined in the agreement. If the executive's employment is terminated "other than for cause" following a "change in control" of the Company or if the executive terminates his employment following a "change in control" because (i) his authority and/or responsibility are substantially reduced, or (ii) he is required to move his residence from Greensboro, North Carolina or (iii) his travel obligations are materially increased without his consent, the executive is entitled to receive a payment equal to his average annual cash compensation for the immediately preceding five fiscal years, multiplied by 2.99. However, if necessary, such payment will be reduced to an amount that would cause the payment not to be disqualified from deductibility for federal income tax purposes by reason of Section 280G of the Internal Revenue Code as an "excess parachute payment." Each employment agreement also provides that the executive will not compete with the Company for the term of the agreement or for one year following his termination of employment, whichever is later.
                                       9

     As of October 1, 1990, the Company implemented an Executive Officer Long-Term Compensation Plan in which four executive officers participate. Under this plan, Haynes G. Griffin, Stephen R. Leeolou and L. Richardson Preyer, Jr. each would earn two cash bonuses of $500,000 each and Stuart S. Richardson would earn two cash bonuses of $94,000 each if and when the consolidated net profits of the Company for four profitable consecutive quarters equal or exceed $20 million and $40 million, respectively. In order to be entitled to his bonuses, the participating executive officer must be employed by the Company at the end of the applicable period or his employment must have been previously terminated "other than for cause" prior to a "change of control" or by reason of his death or permanent disability. If there is a "change of control," the bonuses will become immediately payable. By its terms, this plan is a legally binding obligation of the Company.
     On March 8, 1995, the Board of Directors of the Company adopted the Senior Management Severance Plan. The Plan is available to certain senior management employees designated as participants by the Board of Directors of the Company or its Compensation Committee. The Plan provides that if the employment of a participant is terminated "other than for cause" following a "change in control" or if he terminates his employment following a "change in control" because (i) his authority and/or responsibility are substantially reduced, or (ii) he is required to move his residence, or (iii) his travel obligations are materially increased without his consent, he is entitled to receive a payment equal to his average annual cash compensation for the immediately preceding five fiscal years, multiplied by 2.99. However, if necessary, such payment will be reduced to an amount that would cause the payment not to be disqualified from deductibility for federal income tax purposes by reason of Section 280G of the Internal Revenue Code as an "excess parachute payment." The plan requires each Plan participant, as a condition to his participation, to agree not to compete with the Company for a period of one year following termination of his employment with the Company. Messrs. Holcombe and Rowlenson and four other executive officers of the Company have been designated participants in the Plan.
     Messrs. Richardson, Griffin, Leeolou, Preyer, Jr., and Holcombe own shares of stock that were granted to them pursuant to certain restricted stock agreements. The restrictions on such shares have expired. The Company has agreed that in the event there is a "change in control" (as defined in the agreements) of the Company at any time prior to December 31, 1998, the executives will be reimbursed for the income taxes they pay with respect to the restricted stock up to an amount that would not be deemed an "excess parachute payment" for federal income tax purposes (the executive's average compensation for the preceding five years, multiplied by three). Both the value of the stock bonuses and the amount of the tax reimbursements should be deductible items to the Company or an acquiror, as the case may be, for tax purposes.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Decisions on compensation of the Chief Executive Officer and of the other Named Executive Officers are made by the Company's Compensation Committee (the "Committee"). Two nonemployee directors currently serve as members of the
Committee: Robert M. DeMichele, Chairman, and Robert A. Silverberg. In addition, all compensation decisions regarding the Chief Executive Officer and the other Named Executive Officers are reviewed and ratified by the full Board of Directors.
     The Company has employed independent consultants since 1986, in connection with compensation matters, to compile for review and analysis objective survey information from other companies both within and outside of the industry to establish a range of benchmarks for salary, bonus, and other incentives for executive officers with similar positions and responsibilities.
                                       10

  COMPENSATION PHILOSOPHY
     The Company's compensation policies are designed to attract and retain competent management. The Board's goal is to provide competitive salaries to its executive officers and to give them performance incentives to motivate superior performance on behalf of the Company and its shareholders. The Company has generally used two types of incentive compensation: annual bonuses, payable in cash or in stock, and long-term compensation in the form of stock options and restricted stock bonuses and, in the case of its officer-directors, cash bonuses linked to specific performance goals. The Committee believes that linking long-term compensation to the value of the Company's Common Stock is especially effective because it aligns the interests of management with those of the Company's shareholders.
  EXECUTIVE OFFICER COMPENSATION
     SALARIES. The Board approved increases ranging from 6.4% to 6.8% in the salaries of the Named Executive Officers during 1995. The Committee and the Board considered these increases appropriate in view of their overall assessment that the performance of each Named Executive Officer had been outstanding.
     ANNUAL BONUSES. The Committee considers annual cash and stock bonus awards as an integral part of the Company's financial incentive package to achieve the Company's goals. Bonuses for the Chief Executive Officer and other Named Executive Officers are based upon the Company's performance during the year in a number of measurable areas. The Company is in an industry that is in a start-up phase of its history, and, therefore, customary measures of performance, such as net income, return on assets, and return on shareholders' equity are not applicable as measures of management performance at this time.
     In making decisions with regard to annual bonuses to Named Executive Officers, the Committee examines two key areas:
     1. Performance of the Company against the operating and financial targets established by the Board of Directors each year by adoption of the annual operating plan, and
     2. The specific actions of Named Executive Officers to respond effectively to outside factors such as economic trends and industry competitive factors that can impact the Company's operating performance.
     Annual bonuses were determined in early 1996 based upon the Named Executive Officers' contributions to the Company's achievements in the following performance areas: net gain in subscribers; control of marketing costs per new subscriber; maintenance of revenue per subscriber; increase in service revenue; control of operating expenses; increase in operating cash flow; and reduction of net loss. The Committee's determination of annual bonuses is within its discretion, and it uses the Company's performance relative to target performance contained in the Company's operating plan as a standard in assessing the performance of the Named Executive Officers. However, no quantifiable weight was given to any particular performance area in the consideration of 1995 bonuses; rather, the Committee considered the aggregate results, which in the Committee's opinion, were outstanding.
     The Committee approved in early 1996 cash bonuses for the Named Executive
Officers ranging from      % to      % of their total cash compensation based on
the Company's performance for the past year.
     LONG-TERM COMPENSATION. The Company's long-term incentive compensation awards are designed to encourage the retention of key executives. Long-term compensation for the Chief Executive Officer and other officer-directors, including Messrs. Leeolou and Preyer, Jr., consists of two elements, both of which have been in place for some time: (i) restricted stock bonuses and stock options, and (ii) a long-term cash incentive bonus.
                                       11

     RESTRICTED STOCK BONUSES AND STOCK OPTIONS. The Company currently has a Stock Compensation Plan and a 1989 Stock Option Plan under which incentive and nonqualified stock options have been granted in the past, some of which remain outstanding. However, no further grants may be made under these plans. At the 1994 Annual Meeting of Shareholders, the 1994 Long-Term Incentive Plan (the "1994 Plan"), which provides for the grant of incentive and nonqualified options, stock bonuses and restricted stock, was approved. The Company believes that all of these plans are performance-based compensation plans under which compensation is deductible by the Company under Section 162(m) of the Internal Revenue Code. The Committee administers these plans and determines, in its discretion, what grants will be made thereunder. Under these plans, stock options were granted to Named Executive Officers in 1987, 1990, 1993, 1994 and 1995. For options granted in 1995, see Notes 1 and 2 under "Stock Options" above for vesting schedule.
     LONG-TERM CASH INCENTIVES. A long-term cash bonus opportunity was established in 1990 under the Company's Executive Officer Long-term Incentive Compensation Plan, which was adopted in conjunction with employment agreements between the Company and its officer-directors. It is a bonus opportunity pursuant to which Messrs. Griffin, Preyer, Jr. and Leelou can earn two bonuses of $500,000 each at any time prior to September 30, 1998 if the Company achieves certain profitability levels. The Company believes that this compensation, if paid, will be deductible by the Company under Section 162(m) of the Internal Revenue Code because it is payable under a written binding contract that was in effect on February 17, 1993. See "Employment and Other Related Agreements" above.
  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
     SALARY. The salary of Haynes G. Griffin, the Chief Executive Officer, was increased 6.6% in 1995. Based upon information furnished by the compensation consultants in 1994, Mr. Griffin's salary falls within the benchmark range of other salaries for chief executive officers of competitor companies. Since most of the Company's competitors have been acquired so that separate performance information about them is no longer available, they are not included in the performance graph.
     ANNUAL BONUS. The Committee approved in early 1996 a cash bonus for Mr.
Griffin of $           , which represents       % of his total cash
compensation. In determining the amount of Mr. Griffin's bonus, the Committee recognized the achievements detailed under "Executive Officer
Compensation -- Annual Bonuses" above.
     LONG-TERM COMPENSATION. In 1995, Mr. Griffin was granted options to purchase 150,000 shares of Common Stock under the 1994 Plan. The options are subject to the vesting provisions described in Note 1 under "Stock Options" above.
            Robert M. DeMichele                 Robert A. Silverberg
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Robert M. DeMichele, a member of the Company's Compensation Committee, is a director and executive officer of Lexington Global Asset Managers, Inc. Haynes
G. Griffin, Chief Executive Officer of the Company, and Stuart S. Richardson, Chairman of the Board of the Company, serve on the Board of Directors of Lexington Global Asset Managers, Inc.
                                       12

PERFORMANCE GRAPH
     The graph shown below compares the Company's cumulative, five-year shareholder return on an indexed basis with the S&P 500 Stock Index and the CRSP Index of NASDAQ Telecommunications Stocks.
          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

(The Performance Graph appears here with the following plot points.)

                                                12/31/90   12/31/91   12/31/92   12/31/93   12/31/94  12/31/95
Vanguard Cellular Systems, Inc.                  100.00     115.95      113.78    124.44     164.33    129.23
S&P 500 Stock Index,                             100.00     126.36      132.12    141.21     139.09    186.67
CRSP Index of Nasdaq Telecommunications Stocks   100.00     137.92      169.40    261.20     215.95    259.94

  Assumes an initial investment of $100 on December 31, 1990 and reinvestment of dividends.
        Based on quarterly dividends and quarterly closing stock prices.

(Diamond) Vanguard Cellular Systems, Inc.
(Circle) S&P 500 Stock Index, a broad based index of industrial and service companies.
(x) CRSP Index of Nasdaq Telecommunications Stocks, a published index of telecommunications companies.

                   PROPOSAL TO APPROVE THE 1996 STOCK OPTION
                        PLAN FOR NON-EMPLOYEE DIRECTORS
     The Board of Directors has adopted, subject to shareholder approval, the 1996 Stock Option Plan for Non-Employee Directors (the "Plan"). The following summary describes the principal features of the Plan and is qualified in its entirety by the text of the Plan.
     The Plan is intended to encourage non-employee members of the Board of Directors to remain directors and to provide incentives to them that are linked directly to increases in shareholder value and will therefore benefit all shareholders. The Plan provides for the grant of options and awards of up to 100,000 shares of the Company's Common Stock. The number and class of shares available under the Plan may be adjusted in the event of stock splits and combinations, stock dividends and similar changes in the capitalization of the
Company. No grants may be made under the Plan after             , 2006.
     Pursuant to the terms of the Plan, each eligible director of the Company is granted, on the fifth business day after each annual meeting of shareholders ("grant date"), an option to purchase 2,000 shares of Common Stock. The price at which shares of Common Stock may be purchased under the Plan is 100% of the fair market value of the Common Stock at the grant date. The fair market value is the closing sales price of the Common Stock on the day immediately preceding the grant date as reported on NASDAQ. The Plan provides that each option has a term of ten years from grant date.
     Each director who is not an employee of the Company or its subsidiaries on the grant date is eligible to receive options granted under the Plan on that date. Currently, five directors would be eligible to receive options under the Plan. The following table sets forth the benefit the eligible group would receive in 1996 if the Plan is approved:
                               NEW PLAN BENEFITS
               1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                                                                            SECURITIES UNDERLYING
NAME AND POSITION(*)                                                                             OPTIONS (#)
Non-Executive Director Group -- (5) persons..............................................           10,000

* Named Executive Officers, executives, and employees are not eligible to receive options pursuant to the Plan. A dollar value of the options to be received is not presently determinable.
     The Plan is administered by the Board of Directors; however, the Board may, in its discretion, delegate to a committee of members of the Board its authority with respect to the administration of the Plan. The Board of Directors has no discretion as to the date or amount of the grants, the option prices or the term of the options.
     The Plan provides that the Board of Directors may terminate, amend or revise the terms of the Plan except that shareholder approval is required to (i) increase the aggregate number of shares of Common Stock issuable under the Plan,
(ii) change the minimum purchase price for shares that may be received by exercise of stock options under the Plan, (iii) increase the maximum duration established under the Plan for any option, or (iv) permit the granting of an option to any person other than as specified under the Plan. In addition, no amendment or revision can be made more than once every six months to the provisions of the Plan relating to the amount, price and timing of options except to comply with the Internal Revenue Code or the regulations thereunder.
                                       14

     Options may be exercised by giving written notice to the Company, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, by check or by delivery of shares of Common Stock with a value equal to the purchase price. Prior to the delivery of the shares, an optionee is required to pay tax withholdings to the Company required under applicable income tax or other laws in connection with the exercise of an option.
     The Plan provides that options that have not been exercised may not be transferred by a participant except by will or applicable laws of descent and distribution. Unexercised options will terminate if a participant ceases to be a director of the Company for any reason other than death or disability. In the event of death or disability, options shall expire one year thereafter. Any shares of Common Stock that are subject to options under the Plan and are not issued prior to termination of the option may again be made the subject of grants under the Plan.
     The option agreement that each optionee will enter into with the Company provides that the shares cannot be sold during the six-month period after the date of grant. If the option is exercised prior to the expiration date of such restrictive period, the share certificates will bear a restrictive legend prohibiting the sale of the shares during such period.
     The Plan also provides that, in the event of a consolidation or merger in which the Company is not the surviving corporation, or any other merger in which the shareholders of the Company exchange their stock for stock of another corporation, or in the event of a complete liquidation of the Company, or in the case of a tender offer for 50% or more of the combined voting power of the Company's outstanding securities, then (i) if the consideration to be received for Common Stock in any such transaction is cash, the optionee is entitled to receive from the Company at the time the transaction is consummated cash in an amount equal to the difference between the exercise price of the aggregate number of shares then subject to the option and not yet purchased by the optionee and the price of such number of shares in the transaction and (ii) if the transaction is for consideration other than cash, the optionee is entitled to receive a replacement option on the same terms and conditions as the option except that the consideration that would have been received by the optionee as a result of such transaction had the option been exercised immediately prior to consummation of such transaction would be substituted for the Common Stock.
     Options granted under the Plan are not intended to qualify as incentive stock options under the Internal Revenue Code. The grant of a stock option under the Plan will not result in taxable income to the participant or a deduction to the Company. On the date any such option is exercised, a participant generally will be deemed to receive ordinary income equal to the amount by which the fair market value of the Common Stock on the exercise date exceeds the option price, and the Company will generally receive a deduction in the same amount.
     The closing market price of the Common Stock as reported on NASDAQ on
            , 1996, was             .
     The proposed Plan requires the approval of the majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against the proposal.
     THE BOARD RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.
                                       15

                              INDEPENDENT AUDITORS
     The accounting firm of Arthur Andersen & Co. has been selected by the Board of Directors as independent auditors of the Company for the fiscal year ending December 31, 1996. Arthur Andersen & Co. has conducted the audit of the Company's year-end financial statements since its inception.
     A representative of Arthur Andersen & Co. is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he desires to do so. Such representative will be available to respond to questions relating to the audit of the Company's 1995 financial statements.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN & CO. AS INDEPENDENT AUDITORS.
                         PROPOSAL OF SECURITIES HOLDERS
     A proposal of a security holder of the Company intended to be presented at the next Annual Meeting of Shareholders must be received at the Company's principal executive offices on or before November 26, 1996 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.
                                 OTHER MATTERS
     Management is not aware of any matter to be brought before the Annual Meeting other than the matters described herein. However, if other matters do come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matters.
                                          By Order of the Board of Directors
March 26, 1996
                                       16

*******************************************************************************
                                  APPENDIX

                         VANGUARD CELLULAR SYSTEMS, INC.

                1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


1.       PURPOSE

         This 1996 Stock Option Plan for Non-Employee Directors (the "Plan") is intended to encourage directors of Vanguard Cellular Systems, Inc. (the "Company") who are not employees to remain directors and to provide incentives to them that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company. Options granted pursuant to the Plan will be nonqualified options for income tax purposes and are not intended to qualify as Incentive Stock Options under
Section 422A of the Internal Revenue Code of 1986, as amended.

2.       ADMINISTRATION

         The Plan shall be administered by the Board of Directors of the Company. Subject to the provisions of the Plan, the Board of Directors shall have plenary authority to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to it. The interpretation and construction by the Board of Directors of any provision of the Plan or any option granted under it shall be final and conclusive. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         The Board may in its discretion designate or appoint a committee to administer the Plan and shall have the right to remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. Such Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. Acts by a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. Subject to the provisions of the Plan, such Committee's authority shall be limited to those powers granted to it by the Board. Any function referenced herein as to be performed by the Committee shall mean the Board if a Committee has not been designated.

3.       SHARES SUBJECT TO PLAN

         Shares of the Company's Class A Common Stock, par value $.01 per share ("Common Stock"), will be subject to options granted under the Plan. Shares deliverable under the Plan will be shares of the Company's authorized but unissued Common Stock. Shares deliverable upon exercise of options granted under the Plan will be issued or transferred on the date that payment in full for such option shares is made. The aggregate number of shares that may be purchased upon the exercise of options granted under the Plan shall not exceed 100,000 shares of Common Stock, subject to adjustment as provided in Section 5(g). In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan.


4.       ELIGIBILITY

         Each Eligible Director shall receive options in accordance with the provisions of Section 5. An Eligible Director is defined as a director who at the time of the grant is not an employee of the Company or its subsidiaries.

5.       TERMS AND CONDITIONS OF OPTIONS

         Stock options granted under the Plan shall be evidenced by agreements in such form as the Board of Directors may from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a) Date of Grant; Number of Shares

                  Each Eligible Director shall be granted an option to purchase 2,000 shares of Common Stock on the fifth business day after each Annual Meeting of Shareholders of the Company during the term of the Plan, beginning with the Annual Meeting of Shareholders to be held in May, 1996 (the "1996 Annual Meeting"); provided, however, that such options shall not be granted unless the Plan is approved at the 1996 Annual Meeting by the affirmative vote of the holders of a majority of the outstanding Common Stock.

         (b)  Option Price

                  Each option shall state the option price, which shall be l00% of the fair market value of the Common Stock on the date the option is granted. Fair market value means, as of a given date, the closing sales price per share of the Company's Common Stock, as reported on the national securities exchange on which the Common Stock is principally traded on the day preceding the day (or the most recent trading day preceding the day) on which the stock is to be valued. For purposes of this section, the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System. If at the time the determination of fair market value is made the Common Stock is not admitted to trading on a national securities exchange for which sales prices are regularly reported, fair market value shall be determined by the Board on the basis of such factors as it deems appropriate.

         (c)  Exercise of Options

                  Subject to and except as provided in the other provisions of this Section 5, each option shall be exercisable in whole or in part at any time from the date of grant until the date that is ten years from the date the option is granted. The right to exercise shall be cumulative. No option may be exercised for a fraction of a share.

                  Options granted under the Plan may be exercised by the optionee's delivery to the General Counsel of the Company of written notice of exercise, which notice shall specify the number of shares to be purchased. The date of actual receipt by the Company of such notice and of full payment for the shares shall be deemed the date of exercise of the option.

                  If the optionee makes full payment for option shares in cash or by check, such full payment shall accompany the notice of exercise of the option. If the optionee makes payment for option shares, in whole or in part, by delivery of Common Stock, as provided in Section 5(d), the optionee shall deliver with the notice of exercise the duly endorsed certificates evidencing such delivered shares. If any portion of the payment for option shares is made in Common Stock, those shares shall be valued at their fair market value as of the date of delivery and determined as set forth in Section 5(b). No optionee shall be entitled to issuance of a certificate evidencing option shares until payment in full for such shares has been made as provided in this
         Section 5(c).

         (d)  Medium of Payment

                  The option price may be paid in cash or by check or, in whole or in part, by delivery to the Company of duly endorsed certificates evidencing shares of Common Stock.

         (e)  Transferability

                  Options granted under the Plan shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution. During the optionee's lifetime, his options shall be exercisable only by him.

         (f)  Termination of Optionee as Director; Death of Optionee

                  Subject to the provisions of this Section 5(f) with respect to an optionee's death, options granted under the Plan may be exercised only while the optionee is a director of the Company, except that the optionee may exercise his options prior to their expiration, in whole or in part, for a period of three months after he ceases to be a director. Except as so exercised, such options shall expire at the end of such three-month period.

                  In the event of the death of an optionee while a director of the Company and before the date of expiration of his option, his personal representatives, or any person or persons who shall have acquired his options by bequest or inheritance from the optionee, shall have the right to exercise the optionee's option prior to its expiration, in whole or in part, for a period of one year from and after the optionee's death. Except as so exercised, such options shall expire at the end of such one-year period.

         (g)  Merger, Consolidation or Sale of Assets; Recapitalization

                  In the event of a consolidation or a merger in which the Company is not the surviving corporation, or any other merger in which the shareholders of the Company exchange their stock for stock of another corporation, or in the event of complete liquidation of the Company, or in the case of a tender offer for 50% or more of the combined voting power of the Company's outstanding securities, then:
         (i) if the consideration to be received for Common Stock in any such transaction is cash, the Optionee shall be entitled to receive from the Company at the time the transaction is consummated cash in an amount equal to the difference between the exercise price of the aggregate number of shares then subject to the option and not yet purchased by the Optionee and the price of such number of shares of Common Stock of the Company in the consolidation, merger, liquidation, or tender offer (such difference to be determined by the Board of Directors as of the effective date of the transaction); or (ii) if the consideration to be received for Common Stock in any such transaction is other than cash, the Optionee shall be entitled to receive a replacement option on the same terms and conditions as the option except that there shall be substituted for the Common Stock the consideration that would have been received by the Optionee as a result of such transaction had the option been exercised immediately prior to the consummation of such transaction.

                  If the shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a consolidation, merger, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split in which the Company is the surviving corporation, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of any such option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option. In making any adjustment pursuant to this paragraph, any fractional shares shall be disregarded.

                  The grant of an option under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure.

         (h)  Rights as a Shareholder

                  An optionee or a permitted transferee of an option shall have no rights as a shareholder with respect to any shares issuable or deliverable pursuant to this Plan until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5(g) above.

         (i)  Compliance with Securities Laws

                  The options granted under the Plan and the shares issuable pursuant to the Plan may, at the option of the Company, be registered under applicable federal and state securities laws, but the Company shall have no obligation to undertake such registrations and may, in lieu thereof, issue options and shares hereunder only pursuant to applicable exemptions from such registrations. In the event that no such registrations are undertaken, options will be granted only to persons who qualify to receive such options, and the underlying shares upon exercise thereof, in accordance with the exemptions from registration on which the Company relies. In connection with the granting of any option or the issuance of any shares, the Board of Directors may require appropriate representations from the optionee and take such other action as the Board of Directors deems necessary to assure compliance with such exemptions from registration, including but not limited to placing restrictive legends on certificates evidencing such shares.

         Notwithstanding any other provision of the Plan, no shares will be issued pursuant to this Plan unless said shares have been registered under all applicable federal and state securities laws or unless, in the opinion of counsel satisfactory to the Company, exemptions from such registrations are available.

         (j)  Compliance with Section 16(b)

                  It is the intent of the Company that the Plan and any option granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 of the Securities Exchange Commission promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, so that optionees will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 and will not be subjected to liability thereunder. Accordingly, any options granted under the Plan shall be subject to the conditions that any Common Stock acquired pursuant to the Plan must be held at least six months from the date the option is granted. If any provision of the Plan or any option would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void.

         (k)  Other Provisions

                  The option agreements authorized under the Plan shall contain such other provisions not inconsistent with the Plan as the Board of Directors may in its discretion deem advisable from time to time, including, without limitation, conditions precedent to the exercise of the option covered by any agreement.

6.       EFFECTIVE DATE AND TERM OF PLAN

         No option shall be granted pursuant to the Plan on or after the tenth anniversary of the date of the adoption of the Plan by the Board of Directors. The Plan shall become effective on the date it is approved by the Board of Directors; provided, however, that the Plan shall immediately terminate and no options shall be granted hereunder unless the Plan is also approved at the Annual Meeting of Shareholders to be held in May, 1996 by a majority of the outstanding shares of Common Stock.

7.       TERMINATION, AMENDMENT OF PLAN

         The Board may at any time terminate, amend or revise the terms of the Plan; provided that no amendment or revision shall, without the approval of the Company's shareholders, (i) increase the maximum aggregate number of shares that may be sold or distributed pursuant to options granted under this Plan, except as permitted under Section 5(g); (ii) change the minimum purchase price for shares of stock that may be received by exercise of options under the Plan;
(iii) increase the maximum duration established under the Plan for any option;
(iv) permit the granting of an option to anyone other than as specified in
Section 5; and provided further that, to the extent prohibited by Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Act of 1934, no amendment or revision shall be made more than once every six months, other than to comply with the Internal Revenue Code or rules thereunder, to the provisions of the Plan relating to amount, price and timing of options under the Plan. No amendment, revision or termination of the Plan shall, without the consent of the optionee, in any manner adversely affect any options theretofore granted under the Plan.

8.       APPLICATION OF FUNDS

         The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

9.       NO OBLIGATION TO EXERCISE OPTION

         The granting of an option shall impose no obligation upon the optionee to exercise such option.

10.      WITHHOLDING FOR TAXES

         No optionee shall be entitled to issuance of a stock certificate evidencing shares purchased by him upon exercise of an option until he has paid, or made arrangements for payment, to the Company of an amount equal to the income and other taxes (if any) that the Company is required to withhold from the optionee as a result of his exercise of the option.

                        VANGUARD CELLULAR SYSTEMS, INC.
PROXY
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 1, 1996.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby appoints Stuart Smith Richardson, Haynes G. Griffin and Stephen R. Leeolou, or any of them, proxies with full power of substitution to vote all shares of Class A Common Stock of Vanguard Cellular Systems, Inc. standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held
May 1, 1996, and any adjournment thereof:

1. Election of Directors (Class III):       For all nominees listed below               Withhold authority to vote for
                                            (except as indicated to the contrary        all nominees listed below [ ].
                                            below) [ ].

       Robert M. DeMichele, Stephen R. Leeolou, L. Richardson Preyer, Jr.
To withhold authority to vote for any nominee or nominees, write the nominee's name in the space provided below.
2. To approve the 1996 Stock Option Plan for Non-Employee Directors.
                   FOR [ ]         AGAINST [ ]         ABSTAIN [ ]
                          (Continued on reverse side)

3. To ratify appointment of Arthur Andersen & Co. as the Company's auditors for
   1996.   FOR [ ]     AGAINST [ ]     ABSTAIN [ ]
4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN THE PROXY STATEMENT AND FOR PROPOSALS 2, AND 3.
    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                           Dated                          , 1996
                                                         Signature
                                                         Signature